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MeiraGTx Holdings plc
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MeiraGTx Announces Move to Virtual-Only Format

for 2020 Annual General Meeting of Shareholders

LONDON and NEW YORK, May 26, 2020 (GLOBE NEWSWIRE) -- MeiraGTx Holdings plc (Nasdaq: MGTX), a vertically integrated, clinical stage gene therapy company, today announced that its 2020 Annual General Meeting of Shareholders scheduled for Tuesday, June 2, 2020 at 10:00 a.m. ET, will be conducted solely through webcast instead of a hybrid meeting (i.e., in-person and webcast). The Company has elected to hold the meeting in a virtual-only format due to the public health and safety concerns posed by the outbreak of the novel coronavirus (COVID-19), the protocols imposed by state and local governmental authorities, and to support the health and safety of its shareholders, directors, employees and the public. Shareholders can participate via live webcast and will be unable to physically attend this year’s Annual Meeting.

As described in the proxy materials for the Annual Meeting, shareholders as of the close of business on April 6, 2020, the record date, are entitled to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/MGTX2020 and entering the 16-digit control number found on the proxy card or Notice Regarding the Availability of Proxy Materials previously received by shareholders. Shareholders may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website. Guests and shareholders without their 16-digit control number may join the Annual Meeting in a listen-only mode, but they will not have the option to vote shares or ask questions during the meeting.

All shareholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. The proxy card and Notice Regarding the Availability of Proxy Materials that were previously distributed will not be updated to reflect the virtual-only meeting format and may be used to vote shares in connection with the Annual Meeting. Shareholders who have previously sent in proxies, or voted via telephone or by internet, do not need to take any further action.

About MeiraGTx

MeiraGTx (Nasdaq: MGTX) is a vertically integrated, clinical stage gene therapy company with six programs in clinical development and a broad pipeline of preclinical and research programs. MeiraGTx has core capabilities in viral vector design and optimization and gene therapy manufacturing, as well as a potentially transformative gene regulation technology. Led by an experienced management team, MeiraGTx has taken a portfolio approach by licensing, acquiring and developing technologies that give depth across both product candidates and indications. MeiraGTx’s initial focus is on three distinct areas of unmet medical need: inherited retinal diseases, neurodegenerative diseases and severe forms of xerostomia. Though initially focusing on the eye, central nervous system and salivary gland, MeiraGTx intends to expand its focus in the future to develop additional gene therapy treatments for patients suffering from a range of serious diseases.

For more information, please visit www.meiragtx.com.

Contacts

Investors:
MeiraGTx

Elizabeth Broder

(646) 860-7983
elizabeth@meiragtx.com

or

Media:
W2O pure
Christiana Pascale

(212) 267-6722

cpascale@purecommunications.com